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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K/A
                                 CURRENT REPORT

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.
                               ___________________

                         Commission File No. 000-30161

                                  DICUT INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                     52-2204952

   (State or other jurisdiction          (I.R.S. Employer Identification No.)
      of incorporation or organization)

              2655 Dallas Highway, Suite 410, Marietta, GA, 30064

             (Address of Principal Executive Office)     (Zip Code)
                              ___________________

                                Pierre Quilliam,
                Director, President and Chief Financial Officer
                                  DICUT, INC.
                        2655 Dallas Highway, Suite 410,
                              Marietta, GA, 30064
                    (Name and address of agent for service)
                                  770-795-9955
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                   The Law Office of James E. Pratt, Esq.
                                   Law Office
                                195 Kildare Road
                             Garden City, NY 11530
                                 #516-741-2978


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Item 4.  Changes in Registrant's Certifying Accountant

On December 23, 2003, Tauber & Balser, P.C.("Tauber"), the Company's independent auditor, resigned. Tauber's report for the nine months ended December 31, 2002 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, other than the qualification of the financial statements as to an uncertainty regarding the ability of the Company to continue as a going concern. This was the only report issued by Tauber for the Registrant. Tauber was the Company's auditors from their appointment, January 30, 2003, through December 23, 2003.

During the Registrant's association with Tauber as Registrant's independent auditor and through the date of Tauber's resignation, there were no disagreements with Tauber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tauber's satisfaction, would have caused Tauber to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant's association with Tauber as Registrant's independent auditor until Tauber's resignation, Tauber advised Registrant of the following matter that was considered a "reportable event" (as such term is defined in item 304(a) (1) (v) of Regulation S-K: The Registrant did not have the qualified accounting staff that was sufficiently knowledgeable of the SEC's rules, regulations, and reporting requirements for public companies.

The Registrants is now in the process of considering and developing procedures to assure that its internal financial controls accurately reflect all financial matters of registrant. These procedures include, but are not necessary limited to:
1) controls over initiating, recording, processing and reconciling account balances, classes of transactions and disclosure and related assertions included in the financial statements;
2) controls related to the initiation and processing of non-routine and non-systematic transaction;
3) controls related to the selections and applications of appropriate accounting polices;
4) controls related to the prevention, identification and detection of fraud

Registrant will maintain all necessary evidential matter, including documentation to provide reasonable support for its assessment of the effectiveness of its internal controls.

The former accountant, Tauber, has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

From July 07, 2003 to present, the Company hired Ridenour & Associates, CPA's ("Ridenour") to perform consulting accounting services for the Company, which does not include auditing. Ridenour, as of this report, still provides these services for the Registrant.

On October 10, 2003, Dicut filed Form S-8 POS, registering an additional 1.2 million shares. The filing incorporated by reference the 2002 Form 10-KSB,which contained Tauber's audit report for the nine months ended December 31, 2002. Tauber did not consent to the use of their report in that S-8 POS filing. On October 28, 2003, Tauber corresponded with the management of Dicut, Inc. objecting to the use of their report without their consent. This issue was discussed by the Registrant's Board of Directors with Tauber and the Registrant feels that Tauber's consent was not necessary under the circumstances.
The Board of Directors determined that no new consent was required by Tauber because there was no change in the financial statements for which consent had already had been given on the filing for the nine months ended December 31, 2002 (filed 2003-04-17).

Tauber still believes their consent was necessary. Registrant has no additional disagreements with Tauber to be disclosed pursuant to Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Registrant has requested Tauber to review the disclosure contained herein and provide the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of Tauber's views, or the respects in which Tauber does not agree with the statements contained herein.

The Company engaged the auditing firm of Stark, Winter, Schenkein & Co. LLP, 7535 E. Hampden Ave. Suite 109, Denver, Co., 80231, on February 17, 2004. This firm has been registered with the Public Company Accounting Oversight Board and will prepare the Company's audit and review reports henceforth.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c.) Exhibits:
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Ex.16.1     Letter dated February 19, 2004 from Tauber & Balser, PC., the
            Registrant's former auditors, to Dicut, Inc.

Ex.16.2     Letter dated February 19, 2004 Ridenour & Associates, CPA's

Ex.16.3 Letter dated February 19, 2004 auditing firm of Stark, Winter, Schenkein & Co. LLP,

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICUT, INC.

Date: February 19,  2004

/s/
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 Pierre Quilliam,

 Director, President and Chief Financial Officer